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                                                                   EXHIBIT 99.10

                                  BROWN & WOOD
555 California Street
San Francisco, CA 94104     One World Trade Center
415-396-3909              New York, New York  10048    One Farragut Square South
                              212-839-5300               Washington, D.C. 20006
                                                            212-363-7400

10600 Wilshire Boulevard
Los Angeles, CA 90024
213-206-4343



                                                            November 2, 1988


Merrill Lynch Retirement Equity Fund
P.O. Box 9011
Princeton, New Jersey  08543-9011


Dear Sirs:

     This opinion is furnished in connection with the registration by Merrill Lynch Retirement Equity Fund, a Massachusetts business trust (the "Fund"), of an indefinite number of Class A shares of beneficial interest, par value $0.10 per share (the "Shares"), under the Securities Act of 1933 (the "Securities Act"). Said registration is to be effected in accordance with Rule 24f-2 under the Investment Company Act of 1940, as amended, pursuant to the Fund's registration statement on Form N-1A (File No. 33-10794), as amended (the "Registration Statement"), under the Securities Act.

     As counsel for the Fund we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Fund, as amended, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.
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     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable Class A shares of beneficial interest of the Fund.

     In rendering this opinion, we have relied as to all matters of Massachusetts law upon the opinion of Gaston & Snow, dated November 1, 1988, rendered to the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.


                                         Very truly yours,

                                         /s/ Brown & Wood
                                         ------------------------
                                         Brown & Wood


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                      SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN
                 919 THIRD AVENUE . NEW YORK, N.Y.  10022-9995

                                  212-758-9500

                 CABLE SHERFRIED                  TELEX 237328

DIRECT DIAL:                                         TELECOPIER:  (212) 758-9526


                                                               February 25, 1993



Merrill Lynch Growth Fund for
  Investment and Retirement
P.0. Box 9011
Princeton, New Jersey 08540-9011

Dear Sirs:

     Merrill Lynch Growth Fund for Investment and Retirement (the "Fund"), is filing with the Securities and Exchange Commission Post-Effective Amendment
No. 9 to its Registration Statement under the Securities Act of 1933 (the "Act") on Form N-1A, (File No. 33-10794) relating to the registration under the Act of 21,048,326 additional shares of beneficial interest, par value $.10 per share (the "Additional Shares"), which are to be offered and sold by the Fund in the manner and on the terms set forth in the prospectus of the Fund current and effective under the Act at the time of sale. Of the Additional Shares, 21,027,120 are previously outstanding shares of beneficial interest of the Fund, par value $.10 per share, which were redeemed by the Fund during its fiscal year ended October 31, 1992. According to Post-Effective Amendment No. 9 to the Fund's Registration Statement, none of the Additional Shares have previously been used by the Fund for reduction pursuant to paragraph (a) of Rule 24e-2 under the Investment Company Act of 1940 ("1940 Act") in previous filings of post-effective amendments to the Funds Registration Statement during the current year, or for reduction, pursuant to paragraph (c) of Rule 24f-2 under the 1940 Act during the Fund's current fiscal year, of the registration fee payable by the Fund for the registration of shares for sale under the 1933 Act.

     We have, as counsel, participated in various proceedings relating to the Fund and to the proposed issuance of the Additional Shares. We have examined copies, either certified or otherwise proven to our satisfaction to be genuine, of the Fund's
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Merrill Lynch Growth Fund for
  Investment and Retirement
February 25, 1993
Page 2


Declaration of Trust and By-laws, as currently in effect, and have received oral confirmation from the Secretary of State of the Commonwealth of Massachusetts, certifying the existence and good standing of the Fund. We are generally familiar with the affairs of the Fund.

Based upon the foregoing, it is our opinion that:

     1. The Fund has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts.

     2. The Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $.10 per share.

     3. Subject to the effectiveness of the above-mentioned Post-Effective Amendment No. 9 to the Fund's Registration Statement and compliance with applicable state securities laws, upon the issuance of the Additional Shares for a consideration not less than the net asset value thereof as required by the 1940 Act and in accordance with the terms of the Registration Statement, such shares will be legally issued and outstanding and fully paid and non-assessable. However, we note that, as set forth in the Registration Statement, shareholders of the Fund might, under certain circumstances, be liable for transactions effected by the Fund. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the abovementioned Post-Effective Amendment No. 9 to the Registration Statement and with any state securities commission where such filing is required. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

     We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion herein involves the laws of the Commonwealth of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of
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Merrill Lynch Growth Fund for
  Investment and Retirement
February 25, 1993
Page 3


Massachusetts and, where applicable, published cases, rules or regulations of regulatory bodies of that Commonwealth.

                              Very truly yours,


                    Shereff, Friedman, Hoffman & Goodman

SFH&G:JHG:MXN:HBS:plm